Corporate Resource Services Signs its First Letter of Intent in the United Kingdom

NEW YORK, N.Y. -- (Business Wire) – September 10, 2013 -- Corporate Resource Services, Inc. (NASDAQ: CRRS), a diversified technology, staffing, recruiting, and consulting services firm,  today announced that it has signed a letter of intent to acquire a UK-based technology and staffing company.

“This is the first step for Corporate Resource Services to enter into the European marketplace,” said Mark S. Levine, Chief Operating Officer for CRS. “The management team at this company is comprised of true professionals and we are very excited to have them as our platform for expansion in the United Kingdom.  Their business model is identical to ours, but with higher margins,  proprietary innovative staffing software and a vibrant customer base that offers CRS many international cross-selling opportunities.”

“Corporate Resource Services’ expansion into the United Kingdom is the first step to execute on our strategic initiative to become an international service provider,”  said Michael J. Golde, Chief Financial Officer of CRS. “Many of our major clients in the US have international operations and we have a great opportunity to expand our business with them, realizing incremental profits in addition to the business we will be acquiring.  We believe this will enhance our profitability and increase our shareholder value. We expect to close this acquisition in the fourth quarter.”

About Corporate Resource Services, Inc.:

Corporate Resource Services, Inc. provides cloud-based enterprise applications and hosting services to PEO and staffing companies, as well as diversified staffing, recruiting, and consulting services.  The Company offers trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work. The company’s blended staffing solutions are tailored to our customers’ needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

The Company’s ability to deliver broad-based solutions provides its customers a “one stop shop” to fulfill their staffing needs from professional services and consulting to clerical and light industrial positions. Depending on the size and complexity of an assignment, Corporate Resource Services can create an on-site facility for recruiting, training and administration at the customers’ location. Company recruiters have the latest state of the art recruiting resources available to help customers secure the best candidates in today's ever-changing marketplace. CRS’s national network of recruiters has staffing experts that get excellent results by focusing within their areas of expertise.

The Company operates 207 staffing and on-site facilities in 37 states and the District of Columbia and it offers its services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies. To learn more, visit http://www.crsco.com.

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Source: Corporate Resource Services, Inc.

Corporate Resource Services, Inc.

Michael J. Golde

Chief Financial Officer

(646) 443-2380